UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2016

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of principal executive offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on April 28, 2016, in Phoenix, Arizona. Stockholders of record at the close of business on March 4, 2016 were entitled to vote at the meeting on the basis of one vote for each share held.

At the annual meeting, the stockholders of the Company voted on the following proposals:

1.	To elect six members of the Board of Directors to hold office for a one-year term. Each nominee for director was elected by a vote of the stockholders as follows:

	For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For Director Nominee (1)
Jeffrey S. Goble	38,829,604	708,437	8,086	3,457,643	98.2%
James J. Martell	38,639,438	898,157	8,532	3,457,643	97.7%
Stephen A McConnell	39,137,822	400,209	8,096	3,457,643	99.0%
Frederick G. McNamee, III	39,262,089	275,942	8,096	3,457,643	99.3%
Kimberly J. Mc Waters	38,565,234	974,959	5,934	3,457,643	97.5%
Lawrence Trachtenberg	39,030,472	507,559	8,096	3,457,643	98.7%

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016. The proposal was approved by a vote of stockholders as follows:

For	42,209,083
Against	338,036
Abstain	456,651
Broker Non-Votes	—
Percentage of Votes Cast For Proposal	98.2%

3.

To vote on an advisory (non-binding) resolution to indicate support for the Company’s compensation philosophy, policies and practices and their implementation. The proposal was approved by a vote of stockholders as follows:

For	38,051,252
Against	974,121
Abstain	520,754
Broker Non-Votes	3,457,643
Percentage of Votes Cast For Proposal (1)	96.2%

_______________

(1) Excludes broker non-votes in calculation of percentage

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: May 2, 2016	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Senior Vice President and General Counsel